Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2016 (the “Report”) of Lighting Science Group Corporation (the “Company”), each of the undersigned hereby certifies in his capacity as Principal Executive Officer and Principal Financial and Accounting Officer, as applicable, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

Date: November 14, 2016	By:	/s/ Edward D. Bednarcik

Name: Edward D. Bednarcik
Title: Chief Executive Officer
(Principal Executive Officer)

Date: November 14, 2016	By:	/s/ Denis M. Murphy

Name: Denis M. Murphy
Title: Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

The foregoing certification is furnished as an exhibit to the Report and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.